  FORM 8-K Cover Page
  Items Reported
  Signatures

SECURITITES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2003

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0633413 (I.R.S. Employer Identification No.)

Commission File Number: 1-13578

3501 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (949) 854-0300

Item 5.  Other Events and Regulation FD Disclosure.

On February 27, 2003, Downey Financial Corp. (the "Company") issued a news release reporting the retirement of Sam Yellen from the boards of both the Company and Downey Savings and Loan Association, F.A. (the "Bank"), its principal subsidiary and the election of Gerald E. Finnell to director of the boards of both the Company and the Bank. The news release of the Company reporting the change to its board is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release dated February 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Downey Financial Corp.
Date: February 27, 2003	By /s/ Thomas E. Prince Thomas E. Prince Executive Vice President and Chief Financial Officer